Cheviot


Contact:    Thomas J. Linneman                             For immediate release
            513-661-0457



       Cheviot Financial Corp. Reports Fourth-Quarter and Annual Earnings


CINCINNATI, Ohio - January 26, 2010 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the fourth fiscal quarter of 2009 of $343,000, or $0.04 per share compared with net earnings of $422,000, or $0.05 per share for the fourth fiscal quarter of 2008. For the year ended December 31, 2009 net earnings totaled $1.1 million, or $0.13 per share compared with net earnings of $1.4 million, or $0.16 per share for 2008.

The earnings per share for the three and twelve months ended December 31, 2009 were based on weighted average shares outstanding of 8,690,554 and 8,691,554, respectively as compared with weighted average shares outstanding 8,661,475 and 8,684,509 for the comparable 2008 periods, respectively.

The $79,000 decrease in 2009 fourth quarter net earnings is due to a $54,000 decrease in net interest income, an increase in general, administrative and other expenses of $186,000 and an increase in the provision for federal income taxes of $62,000, which were partially offset by a decrease in the provision for losses on loans of $205,000 and an increase in other income of $18,000.

For the year ended December 31, 2009, the Company's decrease in earnings generally reflected an increase of $701,000 in general, administrative and other expenses, an increase of $185,000 in the provision for losses on loans and an increase of $14,000 in the provision for federal income taxes, which were partially offset by an increase in net interest income of $275,000 and an increase in other income of $310,000. The increase in general, administrative and other expenses during the comparative period is a result of an increase in employee compensation and benefits for additional employees as a result of overall company growth and the special assessment from the Federal Deposit Insurance Corporation which totaled $140,000. The increase in the provision for losses on loans reflects the deterioration of the local economy, charge-offs of $473,000 and the allocation of $50,000 in reserves for real estate acquired through foreclosure. At December 31, 2009, the allowance for losses on loans was 22.8% of nonperforming assets and 0.41% of total loans compared with 38.4% of nonperforming assets and 0.26% of total loans at December 31, 2008. Nonperforming assets at December 31, 2009 includes a project that is currently classified as real estate owned, and as to which point losses of $10,600 have been recorded. No additional provisions are expected to be needed on this project since management expects to fully recover its fair value upon sale.

At December 31, 2009, Cheviot Financial Corp. had consolidated total assets of $341.9 million, total liabilities of $273.2 million, including deposits of $235.9 million. Shareholders' equity totaled $68.8 million, or 20.1% of total assets. At December 31, 2009, the Savings Bank exceeded all capital adequacy requirements with tangible, core and risk-based capital ratios of 16.3%, 16.3% and 33.0%, respectively.

Cheviot Savings Bank was established in 1911 and currently has six full-service offices in Hamilton County, Ohio.

                                      # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                   December 31,          December 31,
                     ASSETS                                                2009                  2008

Cash and cash equivalents                                             $  11,283             $  10,013
Investment securities                                                    66,515                38,472
Loans receivable                                                        247,002               268,483
Other assets                                                             17,116                15,032
                                                                      ---------             ---------
      Total assets                                                    $ 341,916             $ 332,000
                                                                      =========             =========
      LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                              $ 235,904             $ 216,048
Advances from the FHLB                                                   33,672                44,604
Other liabilities                                                         3,590                 3,117
                                                                      ---------             ---------
      Total liabilities                                                 273,166               263,769
Shareholders' equity                                                     68,750                68,231
                                                                      ---------             ---------
      Total liabilities and shareholders' equity                      $ 341,916             $ 332,000
                                                                      =========             =========


                             Cheviot Financial Corp.
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                         Three months ended                Twelve months ended
                                                            December 31,                       December 31,
                                                       2009              2008             2009             2008
Total interest income                                  $ 3,955          $ 4,537           $16,473          $18,058
Total interest expense                                   1,430            1,958             6,585            8,445
                                                       -------          -------           -------          -------
      Net interest income                                2,525            2,579             9,888            9,613
Provision for losses on loans                               50              255               853              668
                                                       -------          -------           -------          -------
      Net interest income after provision
        for losses on                                   l2,475            2,324             9,035            8,945
Other income                                               160              142               813              503
General, administrative and other expense                2,096            1,910             8,141            7,440
                                                       -------          -------           -------          -------
      Earnings before federal income taxes                 539              556             1,707            2,008
Federal income taxes                                       196              134               606              592
                                                       -------          -------           -------          -------
      NET EARNINGS                                     $   343          $   422           $ 1,101          $ 1,416
                                                       =======          =======           =======          =======
Earnings per share - basic and diluted                 $  0.04          $  0.05           $  0.13          $  0.16
                                                       =======          =======           =======          =======